UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2019

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On November 25, 2019, PDN (China) International Culture Development Co. Ltd. (“PDN China”), a wholly-owned subsidiary of Professional Diversity Network, Inc. (the “Company”), received a Seizure Decision Notice (the “Notice”) from the Yuexiu District Branch of the Police Department of Guangzhou City. The Notice stated that it is necessary to seize the assets of PDN China in connection with the criminal investigation of alleged illegal public fund raising by Gatewang Group, a separate company organized under the laws of the People’s Republic of China, with which certain former officers of the Company who are affiliated with Cosmic Forward Limited, a major shareholder of the Company, may have a relationship. The Chinese authority also advised the employees of PDN China to not come to work pending further notice. As a result, operations of PDN China are suspended for now.

The Company is actively investigating the situation and exploring alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Xin (Adam) He
Interim Chief Executive Officer and Chief Financial Officer